UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2007
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10590 West Ocean Air Drive, Suite 200, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 30, 2007, Santarus, Inc. (“Santarus”) entered into a License Agreement (the “License Agreement”) and a Distribution Agreement (the “Distribution Agreement”) with Glaxo Group Limited, an affiliate of GlaxoSmithKline plc (“GSK”), granting GSK certain exclusive rights to commercialize prescription and over-the-counter (“OTC”) immediate-release omeprazole products in specified markets outside of the U.S., Europe, Australia, Japan and Canada and to distribute and sell Zegerid® brand immediate-release omeprazole prescription products in Puerto Rico and the U.S. Virgin Islands (the “USVI”), as further described below.
     License Agreement
     Santarus granted GSK the exclusive right to develop, manufacture and commercialize prescription and OTC immediate-release omeprazole products (“Licensed Products”) for sale in up to 114 countries outside of the U.S., Europe, Australia, Japan and Canada, including specified countries in Africa, Asia, the Middle East and Central and South America. GSK is required to use commercially reasonable efforts to seek regulatory approval for, and to launch, market and sell Licensed Products in the licensed territories and is required to do so within specified time frames in certain “major countries,” defined in the License Agreement as Brazil, China, Mexico, South Africa, South Korea, Taiwan and Turkey. GSK will be responsible for all costs associated with its activities related to the License Agreement.
     Under the License Agreement, Santarus will receive an $11.5 million upfront fee payable within three days following the date of the License Agreement. Santarus will also receive tiered royalties ranging from the mid-teens to mid-twenties on net sales of any Licensed Products sold by GSK under the License Agreement. The royalties are subject to reduction on a country-by-country basis in the event that sales of any generic products achieve a specific level of market share (“Generic Competition”) in such country. In turn, Santarus will be obligated under its license agreement with the University of Missouri (the “University”) to pay royalties to the University based on net sales of any Licensed Products sold by GSK during the royalty term under Santarus’ license agreement with the University. When determining the applicable royalty tier, net sales under both the License Agreement and the Distribution Agreement are combined. GSK’s obligation to pay royalties under the License Agreement will continue as long as GSK is selling Licensed Products, unless the License Agreement is terminated earlier or in the event GSK exercises its option to make a buy-out payment at the 20th anniversary of the License Agreement. To support GSK’s initial launch costs, Santarus will waive the initial $2.5 million of aggregate royalties payable under the License Agreement and the Distribution Agreement.
     During the term of the License Agreement and until the later of the fifth anniversary of the effective date of the License Agreement or the second anniversary of the termination of the License Agreement, GSK has agreed not to market or sell other immediate-release proton pump inhibitor (“PPI”) products in the licensed territories. Until the fifth anniversary of the effective date of the License Agreement, Santarus has agreed not to market or sell other immediate-release PPI products in the licensed territories.
     The License Agreement will remain in effect as long as GSK is obligated to pay royalties under the License Agreement for one or more licensed territories. GSK may terminate the License Agreement on six months prior written notice to Santarus at any time. Santarus may terminate the License Agreement on a country-by-country basis in the event that GSK fails to satisfy its diligence obligations applicable to such country. In addition, either party may terminate the License Agreement in the event of the other party’s uncured material breach or bankruptcy or insolvency. Following termination, the rights associated with Licensed Products revert to Santarus.

     Distribution Agreement
     Santarus granted GSK the exclusive right to distribute and sell Zegerid® brand immediate-release omeprazole prescription products (the “Distribution Products”) in Puerto Rico and the USVI. GSK is obligated to use commercially reasonable efforts to distribute and sell the Distribution Products in Puerto Rico and the USVI, including an obligation to commence promotion, distribution and sale of one or more Distribution Products within three months following the date of the Distribution Agreement. GSK will be responsible for all costs associated with its activities related to the Distribution Agreement. The Distribution Products will be sold under the Zegerid® brand name.
     Under the Distribution Agreement, Santarus will receive tiered royalties ranging from the mid-teens to the mid-twenties on net sales of any Distribution Products sold by GSK under the Distribution Agreement. The royalties are subject to reduction in the event of Generic Competition in the territories covered by the Distribution Agreement. In turn, Santarus will be obligated under its license agreement with the University to pay royalties to the University based on net sales of any Distribution Products sold by GSK during the royalty term under Santarus’ license agreement with the University. When determining the applicable royalty tier, net sales under both the License Agreement and the Distribution Agreement are combined. GSK’s obligation to pay royalties under the Distribution Agreement will continue as long as GSK is selling Distribution Products, unless the Distribution Agreement is terminated earlier or in the event that GSK exercises its option to make a buy-out payment at the 20th anniversary of the Distribution Agreement. To support GSK’s initial launch costs, Santarus will waive the initial $2.5 million of aggregate royalties payable under the License Agreement and the Distribution Agreement.
     During an initial period following the execution of the Distribution Agreement, Santarus is obligated to supply Distribution Products to GSK for sale in Puerto Rico and the USVI, and GSK will pay a specified transfer price for such Distribution Products covering Santarus’ fully burdened costs.
     During the term of the Distribution Agreement and until the later of the fifth anniversary of the Distribution Agreement or the second anniversary of the termination of the Distribution Agreement, GSK has agreed not to market or sell other immediate-release PPI products in Puerto Rico or the USVI. Until the third anniversary of the effective date of the Distribution Agreement, Santarus has agreed not to market or sell other immediate-release PPI products in the territories covered by the Distribution Agreement.
     The Distribution Agreement will remain in effect as long as GSK is selling products under the Distribution Agreement in Puerto Rico or the USVI. GSK may terminate the Distribution Agreement on six months prior written notice to Santarus at any time. Santarus may terminate the Distribution Agreement in the event that GSK fails to satisfy its applicable diligence obligations. In addition, either party may terminate the License Agreement in the event of the other party’s uncured material breach or bankruptcy or insolvency or if the Distribution Products are withdrawn from the U.S. market. Following termination, the rights associated with Distribution Products revert to Santarus.
     The foregoing description of the terms of the License Agreement and the Distribution Agreement is qualified in its entirety by reference to the provisions of the License Agreement and the Distribution Agreement, which will be filed as exhibits to Santarus’ Annual Report on Form 10-K for the fiscal year ending December 31, 2007.
     Santarus issued a press release on December 3, 2007 announcing the License Agreement and the Distribution Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release, dated December 3, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.

Date: December 3, 2007	By: Name:	/s/ Gerald T. Proehl Gerald T. Proehl
	Title:	President and Chief Executive Officer

EXHIBIT INDEX
99.1	Press Release, dated December 3, 2007